SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                              TAG-IT PACIFIC, INC.
             (Exact Name of Registrant as Specified in Its Charter)


          DELAWARE                                         95-4654481
  (State or Other Jurisdiction of                       (I.R.S. Employer
  Incorporation or Organization)                       Identification No.)
-------------------------------------------------------------------------------

                             3820 SOUTH HILL STREET
                          LOS ANGELES, CALIFORNIA 90037
               (Address of Principal Executive Offices) (Zip Code)

                              TAG-IT PACIFIC, INC.
                                 1997 STOCK PLAN
                            (Full Title of the Plan)

                        MARK DYNE, CHAIRMAN OF THE BOARD
                              TAG-IT PACIFIC, INC.
                             3820 SOUTH HILL STREET
                          LOS ANGELES, CALIFORNIA 90037
                     (Name and Address of Agent for Service)

                                 (323) 234-9606
          (Telephone Number, Including Area Code, of Agent for Service)

                                   Copies to:
                               LISA H. KLEIN, ESQ.
                    TROOP STEUBER PASICH REDDICK & TOBEY, LLP
                       2029 CENTURY PARK EAST, 24TH FLOOR
                          LOS ANGELES, CALIFORNIA 90067
                                 (310) 728-3000


                         CALCULATION OF REGISTRATION FEE
===================================================================================================
                                            Proposed Maximum     Proposed Maximum      Amount of
 Title of Securities      Amount to        Offering Price Per   Aggregate Offering   Registration
  to be Registered      be Registered           Share               Price                 Fee
--------------------- -------------------- ------------------- -------------------- ---------------
Common Stock,          600,000 Shares (1)      $4.69 (2)         $2,814,000 (2)        $742.90
$0.001 par value
===================================================================================================

(1) Pursuant to Rule 416, this Registration Statement shall be deemed to cover such additional shares of the Common Stock as may become issuable pursuant to the anti-dilution provisions of the Company's 1997 Stock Plan.
(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h)(1) under the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the Common Stock on the American Stock Exchange on August 23, 2000.

     PURSUANT TO GENERAL INSTRUCTION E OF FORM S-8 ("REGISTRATION OF ADDITIONAL SECURITIES"), THE COMPANY HEREBY MAKES THE FOLLOWING STATEMENT:

     On April 16, 1998, the Company filed with the Securities and Exchange Commission a Registration Statement on Form S-8 (Registration No. 333-50267) (the "Prior Registration Statement") relating to shares of the Common Stock to be issued pursuant to the Tag-It Pacific, Inc. 1997 Stock Plan (the "Plan"), and the Prior Registration Statement is currently effective. This Registration Statement relates to securities (a) of the same class as those to which the Prior Registration Statement relates and (b) to be issued pursuant to the Plan. The contents of the Prior Registration Statement are incorporated herein by reference.

     THE FOLLOWING EXHIBITS ARE FILED AS PART OF THIS REGISTRATION STATEMENT:

     5.1    Opinion of Troop Steuber Pasich Reddick & Tobey, LLP.

     23.1   Consent of BDO Seidman, LLP.

     23.2   Consent of Troop Steuber Pasich Reddick & Tobey, LLP (included in
            Exhibit 5.1).

     24.1 Power of Attorney (included as part of the Signature Page of this Registration Statement).

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on this 14 day of August 2000.

                                            TAG-IT PACIFIC, INC.
                                            (Registrant)

                                             By:   /S/ RONDA SALLMEN
                                                 ------------------------------
                                                   Ronda Sallmen
                                                   Chief Financial Officer

                                POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Colin Dyne, as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and to file a new registration statement under Rule 461 or Instruction E of Form S-8 of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature                      Title                                           Date

     /S/ MARK DYNE             Chairman of the Board of Directors              August 14, 2000
---------------------------
Mark Dyne

     /S/ COLIN DYNE            Chief Executive Officer and Director            August 14, 2000
---------------------------
Colin Dyne

     /S/ RONDA SALLMEN         Chief Financial Officer (Principal Financial    August 14, 2000
---------------------------
Ronda Sallmen

     /S/ KEVIN BERMEISTER      Director                                        August 14, 2000
---------------------------
Kevin Bermeister

                               Director                                        August 14, 2000
---------------------------
Brent Cohen

     /S/ MICHAEL KATZ          Director                                        August 14, 2000
---------------------------
Michael Katz

     /S/ JONATHAN BURSTEIN     Director                                        August 14, 2000
---------------------------
Jonathan Burstein

                               Director                                        August 14, 2000
---------------------------
Paul Markiles

                                  EXHIBIT INDEX

EXHIBIT NO.             EXHIBIT DESCRIPTION
-----------             -------------------
5.1          Opinion of Troop Steuber Pasich Reddick & Tobey, LLP.

23.1         Consent of BDO Seidman, LLP.

23.2         Consent of Troop Steuber Pasich Reddick & Tobey, LLP
             (included in Exhibit 5.1).

24.1 Power of Attorney (included as part of the Signature Page of this Registration Statement).


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